EXCLUSIVE DISTRIBUTION AND SUBLICENSE AGREEMENT


         THIS EXCLUSIVE DISTRIBUTION AND SUBLICENSE AGREEMENT (this "Sublicense") is made and entered into as of this 1st day of June, 1996, by and between ROBINSON TURNEY INTERNATIONAL, INC. ("RTI"), a Texas corporation with offices at 800 East Campbell Road, Suite 199, Richardson, Texas 75081, and TWINVISION Corp. Of North America, Inc.("Sublicensee"), a North Carolina corporation and wholly-owned subsidiary of Digital Recorders, Inc. ("Digital") with offices at 4900 Prospectus Drive, Suite 1000, Durham, North Carolina 27713.

                                   WITNESSETH:

         WHEREAS, RTI, by virtue of an Exclusive Distribution and License Agreement dated April 19, 1996 (the "License Agreement") by and between RTI, Lite Vision Corporation ("Lite Vision"), a Taiwan corporation, and UTM, Inc. ("UTM", and collectively with Lite Vision, "Grantor"), a Texas corporation, has the exclusive license and right to use, market, distribute, sell and otherwise transfer the Product and the Licensed Technology, and to sublicense the Licensed Technology, in the Field of Use throughout the Territory; and

         WHEREAS, Sublicensee desires to receive the sublicense and rights with respect to the Product and Licensed Technology as set forth below, and RTI desires to grant such sublicense and rights;

         NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable good consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All capitalized terms used but not defined in this Sublicense shall have the meanings given to them in the License Agreement, a copy of which is attached hereto.

                                   ARTICLE II

                   GRANT OF SUBLICENSE AND DISTRIBUTION RIGHTS

         2.1 Exclusive Distribution Rights. RTI hereby grants to Sublicensee the exclusive right to use, market, distribute, sell and otherwise transfer the Product in the Field of Use throughout the Territory.

         2.2 Sublicense. RTI hereby grants to Sublicensee an exclusive right and sublicense in the Licensed Technology to use, market, distribute, sell and otherwise transfer the Licensed Technology in the Field of Use, throughout the Territory, in connection with the distribution rights with respect to the Products granted in Section 2.1. Sublicensee shall not have the right to




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sublicense any of its rights under this Sublicense without the prior written consent of RTI and Grantor.

         2.3 Included Sublicense Under Patent. RTI further grants to Sublicensee the exclusive sublicense under any patents licensed to RTI by Grantor pursuant to the License Agreement at any time during the term of this Sublicense to the extent necessary for Sublicensee to exercise any right or sublicense granted to Sublicensee hereunder.

         2.4 Restrictions. During the period of time the rights granted to Sublicensee in Section 2.1 are exclusive, RTI and its affiliates shall not (a) market, sell, lease or otherwise distribute, or authorize or permit the marketing, sale, lease or distribution of, the Product, or any technology, product, system or device that embodies the Licensed Technology or that may be competitive with the Product, or (b) sublicense the Licensed Technology to any other person or entity, in either case in the Field of Use within the Territory or to any person or entity that RTI or its affiliates knows or has reason to know intends to distribute or use the Product or the Licensed Technology in the Field of Use in the Territory.

         2.5. Competing Products. During the period of time the rights granted to Sublicensee in Section 2.1 are exclusive, neither Sublicensee nor any affiliate of Sublicensee shall market, sell or otherwise distribute in the Field of Use in the Territory any technology, product, system or device that performs substantially the same functions as, or is competitive with, the Product or the Licensed Technology, unless it is necessary to do so to meet a customer's procurement specification that cannot be met with the Product without the incurrence of unreasonable effort or expense. Subject to Section 2.4, RTI and Grantor shall not be prohibited by this Sublicense from developing, acquiring, marketing, selling or otherwise distributing the Product, or technology, products, systems or devices that may be competitive with the Product, anywhere in the world other than the Territory, for end use outside the Territory, or within the Territory for end use other than in the Field of Use.

         2.6. Market Share Targets. Sublicensee shall use its best efforts to cause the Market Share targets set forth in Section 2.6 of the License Agreement to be met. If Sublicensee, individually, fails to achieve a Market Share of 30% in 1999 or any subsequent calendar year, then the rights and sublicense granted to Sublicensee with respect to the Product and the Licensed Technology shall, upon six months' written notice by RTI to Sublicensee, revert to non-exclusive rights and a non-exclusive sublicense, which rights and sublicense shall remain subject to all the other terms and provisions of this Sublicense; PROVIDED, HOWEVER, that such reversion shall not occur if Sublicensee, individually, shall achieve a Market Share of 30% for any period of three months during the six-month period following Sublicensee's receipt of such notice from RTI. Any such reversion shall be independent of, and shall not be contingent upon, any reversion of RTI's rights and license under the License Agreement.

         If Sublicensee, individually, fails to achieve a Market Share of 15% in 1999 or any subsequent calendar year, then this Sublicense and the rights and sublicense granted to Sublicensee hereunder with respect to the Product and the Licensed Technology, upon six months' written notice by RTI to Sublicensee, shall terminate; PROVIDED, HOWEVER, that such termination shall not


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occur if Sublicensee, individually, shall achieve a Market Share of 15% for any period of three months during the six-month period following Sublicensee's receipt of such notice from RTI. Any such termination shall be independent of, and shall not be contingent upon, any termination of RTI's rights and license under the License Agreement.

         Notwithstanding the foregoing, if Grantor does not fill all orders of Sublicensee in full in any period, then the Market Share conditions for continued exclusivity and continued effectiveness of this Sublicense set forth in the preceding paragraphs of this Section 2.6 for such period shall be reduced by multiplying the applicable percentage (i.e., 30% or 15%, respectively) by a fraction, the numerator of which is the number of units of the Product actually delivered by Grantor to Sublicensee during the period and the denominator of which is the total number of units ordered by Sublicensee for such period.

                                   ARTICLE III

                          PRICES AND PRODUCT PURCHASES

         Products shall be purchased by Sublicensee directly from Grantor in accordance with the provisions of, and at the prices contemplated in, Article III of the License Agreement. Without limiting the foregoing, Sublicensee shall participate in the quarterly meetings, and shall maintain the letter of credit, contemplated by Section 3.1 of the License Agreement. Sublicensee acknowledges that RTI is not a manufacturer of the Product and shall have no obligation to supply Products to Sublicensee.

                                   ARTICLE IV

                                    MARKETING

         4.1 Marketing Efforts. Sublicensee shall use its best efforts to promote the sale of the Product in the Territory during the term of this Sublicense. Subject to the terms and conditions of this Sublicense, Sublicensee may promote, advertise, market and distribute the Product in such manner and on such terms as Sublicensee, in its sole discretion, may deem advisable and appropriate.

         4.2 Advertising Materials. Print advertising materials, if any, used by Sublicensee that refer to Grantor must be approved by Grantor prior to first publication in accordance with Section 4.2 of the License Agreement. Sublicensee, however, may market and distribute passenger information display systems that contain the Product under its own name and, subject to Section 7.4, shall have no obligation to use Grantor's or RTI's name in connection therewith.



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

                                    ARTICLE V

                             MAINTENANCE AND SUPPORT

         5.1 End User Support. Sublicensee shall supply to end users of display systems containing the Product such training, maintenance and support services as shall be reasonably necessary to enable such end users to properly install, apply, use and maintain the Product and such display systems. Sublicensee may charge commercially reasonable fees for providing such services, provided such fees do not adversely impact the marketing, distribution and sale of display systems containing the Product. RTI shall have no responsibilities or obligations of any kind to such end users.

         5.2 Discontinuance of the Product by Grantor. If at any time during the term of this Sublicense, RTI is granted a license to manufacture, and does manufacture, the Product pursuant to Section 5.5 of the License Agreement, it is intended that Sublicensee shall thereafter have substantially the same rights with respect to Products manufactured by RTI as it does under this Sublicense with respect to Products manufactured by Grantor, and RTI and Sublicensee shall negotiate in good faith any revisions or supplements to this Sublicense as may be necessary to further evidence such rights. Without limiting the foregoing, the prices at which RTI shall sell units of the Product to Sublicensee will be established by agreement of the parties.

                                   ARTICLE VI

                                  COMPENSATION

         6.1 Initial Compensation. For so long as that certain Services Agreement dated as of April 19, 1996 (the "Services Agreement") between Digital and RTI remains in full force and effect, the compensation that RTI receives under the Services Agreement shall constitute full compensation for RTI's grant to Sublicensee of the rights and sublicense with respect to the Product and the Licensed Technology hereunder, and Sublicensee shall not be obligated to pay to RTI any separate license or other fees for such rights and sublicense.

         6.2 Royalty Payments Upon Termination of Services Agreement. From and after the date on which the Services Agreement terminates, Sublicensee shall make to RTI quarterly payments in the amounts specified below ("Royalty Payments"), in consideration for the sublicense and rights granted hereunder, as follows:

                  (a) If the Services Agreement is terminated (i) by Digital upon 90 days' notice to RTI as contemplated in Section 7(a) of the Services Agreement (an "Elective Termination") or (ii) by RTI upon 30 days' notice to Digital by reason of an event or circumstance described in Section 7(b) or (c) of the Services Agreement (a "Substantive Termination"), then Sublicensee shall be obligated to make the Royalty Payments to RTI indefinitely, for so long as Sublicensee receives revenues in connection with this Sublicense;


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


                  (b) If the Services Agreement is terminated (i) as a result of an Elective Termination by RTI or (ii) as a result of a Substantive Termination by Digital, then Sublicensee shall not be obligated to make any Royalty Payments to RTI and the rights and sublicense granted to Sublicensee hereunder shall be royalty free for so long as this Sublicense thereafter remains in effect; or

                  (c) If the Services Agreement is terminated at the end of the initial or any successive term thereof as a result of an election by either party, given prior to the end of the second year of such term, not to renew the Services Agreement, then Sublicensee shall be obligated to make the Royalty Payments to RTI for a period of three years after the date of termination of the Services Agreement; following the end of such three-year period, the rights and sublicense granted to Sublicensee hereunder shall be royalty free for so long as this Sublicense thereafter remains in effect.

         The Royalty Payments required to be paid by paragraph (a) above shall be equal to 2% of the total Gross Sales of passenger information display systems containing the Product by Sublicensee, which shall be payable with respect to all revenues received by Sublicensee on or after the date of termination of the Services Agreement, regardless of the date on which the related display systems were ordered, contracted for or shipped. The Royalty Payments required to be paid by paragraph (c) above shall be equal to 2% of Gross Sales, determined as provided in the preceding sentence, for the first year of the three-year period specified in paragraph (c), 1 1/2% of such Gross Sales for the second year of such three-year period and 1% of such Gross Sales for the third year of such three-year period. The Royalty Payments required to be paid by paragraph (c) for each year in the three-year period shall be payable with respect to all revenues received by Sublicensee relating to contracts and purchase orders, and contracts and purchase orders resulting from proposals, dated prior to the end of such year. "Gross Sales" means total gross revenues actually received by Sublicensee, determined in accordance with generally accepted accounting principles, consistently applied, without offset for any returns, allowances or any other adjustments, costs or expenses. Payments required under this Section 6.2 shall be in addition to, and not in lieu of, any payments required to be made by Sublicensee to RTI under the Services Agreement for the same or any other Products.

         Within 15 days following the end of each calendar quarter, Sublicensee shall pay to RTI the Royalty Payment required to be made to RTI for such quarter, without further action by RTI to prompt or collect same, determined by applying the specified percentage to Gross Sales received during such quarter. Following any termination of this Sublicense, Sublicensee shall continue to make Royalty Payments, to the extent required by this Section 6.2, on all Gross Sales resulting from sales of passenger information display systems containing the Product occurring before or after the date of such termination, as permitted under Section 8.5 hereof or otherwise.

         6.3 Accounting. Sublicensee shall maintain records in sufficient detail for purposes of determining the amount of each Royalty Payment required under
Section 6.2. Each quarterly Royalty Payment shall be accompanied by a written accounting (which shall be in such detail as is reasonably satisfactory to RTI) prepared by Sublicensee that sets forth the determination of such Royalty Payment and of the Gross Sales on which it is based.

         6.4 Right to Inspect. RTI, or RTI's agent, shall have the right to inspect Sublicensee's records for the limited purpose of verifying calculation of Royalty Payments, subject to such restrictions as Sublicensee may reasonably impose to protect the confidentiality of those records. Such inspections shall be made during normal business hours.

                                   ARTICLE VII

                    INTELLECTUAL PROPERTY AND CONFIDENTIALITY

         7.1 Intellectual Property Rights. Sublicensee acknowledges that, except as may be expressly provided in this Sublicense, the Licensed Technology and all intellectual property rights therein shall be and remain the property of Grantor (or third parties who have granted Grantor the right to provide the Licensed Technology, if applicable), and Sublicensee shall have no rights or interests therein except as contemplated in this Sublicense and the License Agreement.

         7.2 Confidentiality. All information relating to this Sublicense or the License Agreement, specifically identified in writing as confidential and proprietary, and transmitted by a party to the other party (or, with respect to the License Agreement, by Grantor to Sublicensee) shall be maintained in confidence by the receiving party and disclosed to employees or consultants of the receiving party on a need-to-know basis under restrictions of confidentiality, and the receiving party shall use such information only as authorized by this Sublicense or the License Agreement and for no other purpose. RTI and Sublicensee agree to take reasonable precautions to protect against unauthorized disclosure of such information to third parties.

         7.3 Exceptions to Confidentiality. No party shall be obligated to maintain any information received from another party as confidential and refrain from using it, if (a) the information was in the receiving party's possession or was known to it prior to its receipt from the disclosing party; (b) the information is independently developed or learned by the receiving party without the utilization of such confidential or proprietary information provided by the disclosing party; or (c) the information is or becomes public knowledge without fault of the receiving party.

         7.4 Proprietary Markings. Except as contemplated by this Sublicense, Sublicensee shall not use any trademarks or trade names of Grantor or remove or destroy any proprietary markings or proprietary legends of Grantor placed upon the Products without Grantor's prior written consent.

                                  ARTICLE VIII

                              TERM AND TERMINATION

         8.1 Term. The term of this Sublicense shall commence on the date of its execution and shall continue until this Sublicense is terminated in accordance with the provisions hereof.


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

         8.2 Termination Upon Default or Certain Events. Either RTI or Sublicensee may terminate this Sublicense as follows:

         (a) upon 120 days' written notice to the other party if the other party commits any material default or breach of any of its agreements, obligations, representations or warranties contained in this Sublicense; or

         (b) upon 120 days' written notice to the other party if the other party is declared bankrupt or becomes insolvent or voluntarily institutes a bankruptcy proceeding under the Bankruptcy Code, or a receiver is appointed for the assets of such other party, or such other party makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due;

         PROVIDED, HOWEVER, that this Sublicense will not be terminated as provided in paragraph (a) or (b) if, within such 120-day period, such other party cures such breach, default, act or circumstance giving rise to the right of termination to the reasonable satisfaction of the party delivering the notice.

         8.3 Termination Upon Change in Control. During the initial or any successive term of the Services Agreement, RTI may terminate this Sublicense by written notice to Sublicensee immediately upon, or at any time after, the occurrence of any Change in Control. A "Change in Control" shall be deemed to have taken place upon the occurrence of any of the following:

                  (a) Digital ceases to own all of the outstanding Voting Shares of Sublicensee;

                  (b) Digital acquires actual knowledge that any Person other than Digital, a subsidiary of Digital or any employee benefit plan(s) sponsored by Digital has acquired the Beneficial Ownership, directly or indirectly, of securities of Digital entitling such Person to 50% or more of the Voting Power of Digital;

                  (c)(i) A Tender Offer is made to acquire securities of Digital entitling the holders thereof to 50% or more of the Voting Power of Digital; or (ii) Voting Shares are first purchased pursuant to any other Tender Offer;

                  (d) At any time less than 30% of the members of the Board of Directors of Digital shall be individuals who were either (i) directors on the effective date of this Sublicensee or (ii) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing for the membership of such individuals on the Board of Directors) of a least two-thirds of the directors then still in office who were directors on the effective date of this Sublicensee or who were so approved;

                  (e) The Board of Directors or stockholders of Digital or Sublicensee shall approve an agreement or plan providing for Digital or Sublicensee to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to



                                                                               7
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         be acquired by, another entity, as a consequence of which the former stockholders of Digital or Sublicensee will own, immediately after such merger, consolidation, combination or acquisition, (i) in the case of Digital, less than a majority of the Voting Power of such surviving or acquiring entity or the parent thereof or (ii) in the case of Sublicensee, less than all of the Voting Power of such surviving or acquiring entity or the 100% parent thereof; or

                  (f) The Board of Directors or stockholders of Digital or Sublicensee shall approve any liquidation of all or substantially all of the assets of Digital or Sublicensee or any distribution to security holders of assets of Digital or Sublicensee having a value equal to 30% or more or the total value of all the assets of Digital or Sublicensee.

         For purposes of this Section 8.3, the following terms shall have the following meanings:

         (1) The term "Person" shall be used as that term is used in Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 (the "1934 Act")(and shall include a "group," as used therein).

         (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

         (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote).

         (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of Digital (other than such an offer made by Digital or any wholly-owned subsidiary of Digital), whether or not such offer is approved or opposed by the Board.

         8.4  Termination  Upon  Termination  of  License  Agreement. This
Sublicense  shall   automatically terminate upon any termination of RTI's
license and rights under the License Agreement.

         8.5 Survival of Certain Rights. The right of Sublicensee to continue to use, copy, market, distribute, sell and otherwise transfer units of the Product in its existing inventory or that are subject to outstanding purchase orders and the Licensed Technology in existence as of the date of any termination of this Sublicense shall survive any termination of this Sublicense, and Sublicensee shall have an irrevocable, non-exclusive sublicense to continue to use, copy, market, distribute, sell and otherwise transfer such Products and Licensed Technology indefinitely, subject to the payment of Royalties as provided in
Article VI. Termination of this Sublicense shall not relieve Sublicensee of its obligations under any outstanding purchase orders previously accepted by Grantor that have not been fulfilled at the time of termination.


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                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Notices. Any notice required or permitted to be given by one party to the other under the terms hereof shall be given in writing by certified mail, return receipt requested, or by personal delivery or guaranteed overnight courier, at the following address or to any other address hereafter specified by either party by written notice to the other:

         IF TO RTI:

         Robinson Turney International, Inc.
         800 East Campbell Road, Suite 199
         Richardson, Texas  75081
         Attention: Mr. David L. Turney, Principal

         IF TO SUBLICENSEE:

         TWINVISION Corp. Of North America, Inc.
         c/o DIGITAL RECORDERS, Inc.
         4900 Prospectus Drive, Suite 1000
         Durham, North Carolina 27713
         Attention: J. Phillips L. Johnston, Chairman

         Each notice shall be deemed to have been given upon deposit in the United States mail, postage pre-paid, in accordance with this Section, upon personal delivery or upon delivery to a courier service that guarantees overnight delivery to the recipient.

         9.2 Entire Agreement. This Sublicense constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements between the parties with respect thereto.

         9.3 Severability. If any provision herein is held by a court of competent jurisdiction to be invalid under the laws of any jurisdiction, such provision shall be deemed modified to eliminate the invalid element and, as so modified, shall be deemed a part of this Sublicense as though originally included herein. The remaining provisions of this Sublicense shall not be affected by the invalidity or modification of any other provision.

         9.4 Independent Contractor. It is understood and agreed that no partnership is created by this Sublicense. During the term of this Sublicense, Sublicensee shall be an independent contractor and shall in no way be considered a partner or employee of RTI. Sublicensee may refer to itself as RTI's or Grantor's authorized dealer, distributor or reseller with respect to the Product.

         9.5 Assignment. Neither party may assign its rights or obligations under this Sublicense



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

unless the other party, in its sole discretion, gives its prior written consent thereto.

         9.6 Binding Effect. This Sublicense shall inure to the benefit of and be enforceable by and against any permitted assignee, transferee or legal successor-in-interest of the parties hereto. Unless the context clearly requires otherwise, each reference to a party in this Sublicense shall be deemed to include a reference to such party's permitted assignees, transferees and legal successors-in-interest.

         9.7 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         9.8 No Continuing Waiver. No waiver of any condition or covenant contained in this Sublicense or failure to exercise any right or remedy shall be deemed to constitute a continuing waiver of such condition, covenant, right or remedy or a waiver of any other condition, covenant, right or remedy.

         9.9 Expenses. Except as otherwise expressly provided in this Sublicense, each party shall bear its own expenses incurred in connection with or as a result of this Sublicense and the performance hereof.

         9.10 Survival. The provisions of Sections 8.5, 9.1, 9.9, 9.11 and 9.12 and Articles VI and VII shall survive any termination of this Sublicense.

         9.11 Arbitration. In the event of any dispute or difference arising out of or relating to this Sublicense or the performance or failure of performance hereunder, such dispute or difference shall, at the written request of either party, be arbitrated in Dallas, Texas pursuant to the expedited procedures of and in accordance with the rules of the American Arbitration Association.

         The arbitrator shall be mutually selected by the parties or, if they cannot agree on such selection, RTI and Sublicensee each shall designate one arbitrator to represent it in the selection process and the two arbitrators shall appoint a third arbitrator who shall arbitrate such dispute or difference. Such selection process shall be completed within 30 days from the date on which arbitration is requested by either party. The arbitrator selected shall, if reasonably possible, be one who is familiar with the commercial and manufacturing practices of the passenger information display industry.

         The arbitrator's award shall be final and binding on the parties hereto and enforceable by either party in any court of competent jurisdiction. As part of its decision, the arbitrator shall apportion the costs and expenses of the arbitration, including the fees and expenses of the arbitrator and the reasonable fees and expenses of the parties (including reasonable attorneys' fees and expenses), among the parties.

         9.12 Limitations and Disclaimers. No sublicense or right is granted hereunder except as expressly set forth herein. The sublicense and rights granted to Sublicensee hereunder are derived by RTI under the License Agreement and, accordingly, no such sublicense or right shall in any


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


event be broader than or exceed in any respect the license and rights granted to RTI by Grantor under the License Agreement. Nothing herein shall be construed by Sublicensee as a guarantee or warranty on the part of RTI with respect to the quality or performance of the Product, the revenues to be obtained through the sale and distribution of the Product, the validity of Grantor's patent or other rights in the Product and the Licensed Technology, the freedom from Infringement of the Product and the Licensed Technology or any other matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublicense as of the date first written above.

                                   ROBINSON TURNEY INTERNATIONAL, INC.


                                   By:
                                            David L. Turney, Principal



                                   TWINVISION Corp. Of North America, Inc.


                                   By:
                                            J. Phillips L. Johnston, Chairman


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